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                                                                     Exhibit 5.1





                               September 28, 1999



Blyth Industries, Inc.
100 Field Point Road
Greenwich, Connecticut  06830

Re:  Blyth Industries, Inc. -- Registration Statement on Form S-3
     ------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Blyth Industries, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (No. 333- 77721), of the Company covering $250,000,000 aggregate principal amount of the Company's debt securities, which was filed with the Securities and Exchange Commission (the "Commission") on May 4, 1999, as amended by Amendment No. 1, which was filed with the Commission on May 12, 1999 (as amended, the "Registration Statement"), relating to the issuance from and after the date thereof of up to $250,000,000 in aggregate principal amount of Debt Securities pursuant to that certain Indenture dated as of May 20, 1999 between the Company and First Union National Bank (the "Trustee"), as Trustee (the "Indenture"), the Current Report on Form 8-K of the Company which was filed with the Commission on September __, 1999 (the "Current Report") and that certain First Supplemental Indenture between the Company and the Trustee to be dated as of September 29, 1999 (the "Supplemental Indenture") pursuant to which the Company shall issue from and after the date thereof up to $150,000,000 in aggregate principal amount of the Company's 7.90% Senior Notes Due October 1, 2009 (the "Debt Securities"). Capitalized terms used herein without definition shall have the meanings assigned to them in, or by reference in, the Indenture.

         In rendering the opinion set forth herein, we have examined a signed copy of the Registration Statement, the Indenture, the Supplemental Indenture and originals, telecopies or photocopies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion. As to all matters of fact (including, without limitation, matters of fact set forth in this opinion), we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the


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Company and others. In our examination, we have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons signing or delivering any instrument, the authority of all persons signing the Registration Statement, the Indenture and the Supplemental Indenture, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, certified or otherwise, and the authenticity of the originals of such documents.

         Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, when (a) the Indenture Supplement is duly executed and delivered by the Company substantially in the form attached as
Exhibit 4 to the Current Report, (b) the Indenture Supplement is duly authorized, executed and delivered by the Trustee substantially in the form attached as Exhibit 4 to the Current Report and (c) the Debt Securities are duly executed by the Company and authenticated in accordance with the terms of the Indenture and issued and delivered in accordance with the terms of the Indenture against payment therefor as contemplated by the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company.

         We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of Connecticut, the laws of the State of New York, Delaware corporate law and the federal securities laws of the United States of America.

         We hereby consent to the filing of this letter as an exhibit to the Current Report and/or the Registration Statement and further consent to the use of our name under the heading "Legal Counsel" in the Registration Statement and the Prospectus which forms a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

                                             Very truly yours,